Exhibit 99.2

Ondas to Acquire World View, Building on Shared Vision for Multi-Domain, Interconnected Intelligence Platform

Meeting Rising Demand for Persistent ISR Sensing and Responsive Autonomy through Integrated Mission Workflows

Transaction Builds on Ondas’ Prior $10M Strategic Investment and Partnership to Accelerate Layered Sensing, Tactical Autonomy and Scalable Defense Solutions

World View Has Completed Over 140 Stratospheric Flight Operations, with Payloads Up to 10,000 kg; Current and Past Customers Include NASA, NOAA, U.S. Department of War, and the U.S. Air Force

WEST PALM BEACH, FL AND TUCSON, AZ / March 23, 2026 / Ondas Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground robot intelligence through its Ondas Autonomous Systems (OAS) business unit and private wireless solutions through Ondas Networks, today announced it has entered into a definitive agreement to acquire World View Enterprises, Inc. (“World View”), a leader in high-altitude balloon intelligence, surveillance and reconnaissance (ISR) and stratospheric remote sensing. The transaction builds on the companies’ previously announced $10 million strategic investment and partnership agreement and reflects strong alignment in vision, operating tempo, and customer focus.

The acquisition will bring together Ondas and World View around a shared—and highly complementary—vision for a unified, multi-domain, AI-powered intelligence architecture. World View has evolved beyond a single-domain sensing company toward integrated, persistent stratospheric ISR, while Ondas has been building a portfolio of autonomous systems across air and ground domains with a core belief that the future of ISR is not platform-by-platform, but networked, interoperable, and decision-centric. Together, the companies will combine stratospheric persistence with tactical autonomy to advance an integrated intelligence platform spanning stratosphere, air, and land—designed to meet the rapidly evolving needs of defense, homeland security, allied governments, and critical infrastructure operators.

“Persistent sensing, AI-enabled analysis, and autonomous response are rapidly becoming foundational capabilities for modern defense and security operations,” said Eric Brock, Chairman and CEO of Ondas. “World View will accelerate our systems-of-systems roadmap by extending our architecture into the stratosphere, adding long-endurance, wide-area persistence to our layered ISR strategy across air and ground domains. Just as importantly, World View will strengthen our U.S. footprint and bring established engagement with US Department of War combatant commands and allied defense customers globally. Combined with our partnership with Palantir, we are building a scalable, AI-driven intelligence platform that connects sensing, decision-making, and response across mission-critical environments.”

“Joining forces with Ondas will allow us to accelerate our growth trajectory and execute our vision at a much larger scale,” said Ryan Hartman, CEO of World View. “With access to Ondas’ broader platform, resources, and global go-to-market capabilities, we will be able to move faster on product development, expand our reach with defense and allied customers, and deliver integrated, multi-domain intelligence solutions more efficiently. By aligning our stratospheric platforms with Ondas’ systems-of-systems architecture and leveraging our partnership with Palantir, we are well positioned to scale deployment, deepen customer engagement, and capture the growing demand for persistent, layered ISR capabilities worldwide.”

World View adds stratospheric persistence and wide-area sensing through its Stratollite® platform to Ondas’ portfolio of autonomous aerial systems, counter-UAS technologies, and ground robotics—creating a truly layered ISR capability across stratosphere, air, and land. Together, the companies will be positioned to deliver integrated mission workflows that connect persistent detection, tactical collection, AI-enabled data fusion, and autonomous response at scale. This combination will strengthen Ondas’ position as a vertically integrated, multi-domain defense platform with the ability to accelerate productization, scale manufacturing, and execute globally across the Department of War, DHS, allied defense customers, and critical infrastructure operators. Leveraging its recently announced strategic partnership with Palantir, Ondas is building a scalable, AI-driven intelligence architecture that converts multi-domain sensor data into real-time, decision-ready outcomes.

Global demand for persistent, multi-domain ISR is expanding rapidly, driven by defense modernization, heightened airspace security requirements, and the accelerating adoption of AI-enabled sensing and autonomous systems. Customers are shifting decisively away from fragmented, platform-centric solutions toward integrated architectures that deliver continuous awareness and coordinated response across domains. With the integration of World View—one of the most advanced and operationally proven providers of high-altitude, long-endurance stratospheric sensing—Ondas will be uniquely positioned to lead this transition. The combined platform delivers a differentiated, interconnected ISR capability that integrates stratospheric persistence, tactical autonomy, counter-UAS systems, and mission-critical connectivity into a scalable, AI-driven architecture. This will position Ondas to capture a significant share of a large and growing global market by enabling end-to-end mission workflows that connect wide-area detection, identification, and response across complex, multi-domain operations.

Following closing, World View will operate within Ondas’ Ondas Autonomous Systems business unit as a wholly owned subsidiary of Ondas, with the combined company implementing an integrated operating structure designed to support continued growth and execution. World View’s high-altitude platform development and customer programs will continue as part of a broader alignment of engineering, AI, data fusion, and mission systems capabilities across the Ondas portfolio. World View will also support the strategic roadmap of Ondas as the Company continues to expand its technology and services portfolio.

For additional information regarding the terms of the definitive agreement, please see the Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today. Ondas will provide outlook information regarding World View on its earnings conference call scheduled for Wednesday, March 25, 2026 at 8:30 a.m. Eastern Time.

About Ondas Inc.

Ondas Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems, robotics, and mission-critical connectivity solutions for defense, security, and industrial markets. Through its business units (Ondas Autonomous Systems, Ondas Capital and Ondas Networks), the Company develops and deploys integrated technologies that deliver advanced sensing, mobility, and communications capabilities for complex operational environments.

Ondas Autonomous Systems (OAS) delivers a portfolio of AI-enabled air and ground robotic platforms and counter-UAS technologies designed to support defense, homeland security, and critical infrastructure protection missions worldwide. OAS solutions include autonomous drone platforms, robotic ground systems, counter-drone technologies, advanced propulsion and unmanned aircraft capabilities, autonomous engineering and demining capabilities, and integrated sensing systems that enable persistent intelligence, surveillance, security, and operational response. These platforms are deployed globally across defense forces, government agencies, and commercial operators to protect sensitive sites, populations, and strategic infrastructure.

Ondas Capital focuses on strategic investments, partnerships, and advisory initiatives that support the growth of the global autonomous systems ecosystem. The platform is designed to accelerate the development, scaling, and deployment of next-generation robotics, sensing, and defense technologies across allied markets.

Ondas Networks provides mission-critical wireless connectivity through its FullMAX platform, a software-defined broadband solution based on the IEEE 802.16t standard. FullMAX enables highly reliable, secure, and scalable communications for industrial IoT applications across rail, utilities, oil and gas, transportation, and government networks.

Together, Ondas’ technologies combine autonomous systems, advanced sensing, and resilient connectivity to deliver integrated operational capabilities that enhance security, efficiency, and decision-making in some of the world’s most demanding environments.

For additional information on Ondas Inc.: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Sentrycs: www.sentrycs.com, X and LinkedIn

For Roboteam: www.robo-team.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com and LinkedIn

For Rotron: www.rotronaero.com and Linkedin

For 4M Defense: www.4-mine.com and LinkedIn

For BIRD: www.birdaero.com and LinkedIn

For Ondas Capital: www.ondascapital.com, X and LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

About World View

World View is a leading provider of stratospheric ISR and remote sensing via its long-endurance, high-persistence Stratollite® high-altitude platforms. Building on its legacy as a stratospheric sensing leader, the company is evolving into a next-generation intelligence, surveillance, and reconnaissance (ISR) provider delivering integrated, multi-domain solutions across air, stratosphere, and space. By unifying tactical UAVs, high-altitude platforms, fixed-wing aircraft, and low-Earth orbit satellites under a single operational and technological framework, the company enables seamless data fusion and real-time decision-making. Leveraging advanced AI and machine learning, World View empowers defense, intelligence, and commercial customers to gain clarity, act with speed, and operate with confidence in complex environments. For more information on World View and its interconnected intelligence offerings, visit worldview.space.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, among others, the risk that the proposed acquisition of World View may not be completed in a timely manner, or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the binding definitive agreement; the inability to recognize the anticipated benefits of the proposed acquisition; the risk that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the diversion of management’s attention from ongoing business operations as a result of the proposed acquisition; the effect of the announcement or pendency of the proposed acquisition on the companies’ business relationships, operating results and business generally; the risk that the proposed acquisition may involve unexpected costs, liabilities or delays; and the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas Inc.

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Inc.

preston.grimes@ondas.com

Media Contact for World View

World View Communications

media@worldviewexperience.com

Jack Taylor PR

worldview@jacktaylorpr.com

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